Exhibit 5

August 18, 2011

Florida Power Corporation

d/b/a Progress Energy Florida, Inc.

299 First Avenue North

St. Petersburg, Florida 33701

Re: Registration Statement on Form S-3 (No. 333-155418-01)

Ladies and Gentlemen:

I am the General Counsel of Florida Power Corporation d/b/a Progress Energy Florida, Inc. (the “Company”), and in such capacity I have acted as counsel to the Company in connection with the above-referenced Registration Statement on Form S-3 (Registration Statement No. 333-155418-01 (the “Registration Statement”)), as amended, filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”), relating to, among other things, $300,000,000 aggregate principal amount of the Company’s First Mortgage Bonds, 3.10% Series due 2021 (the “Bonds”). The Bonds have been issued under an Indenture, dated as of January 1, 1944, with The Bank of New York Mellon, as successor Trustee, as heretofore supplemented and as further supplemented by the Fiftieth Supplemental Indenture dated as of August 18, 2011 (collectively, the “Mortgage”).

In connection with the foregoing, I have examined the (i) Registration Statement, (ii) the Mortgage, (iii) the Bylaws of the Company, (iv) resolutions of the Company with respect to the subject transactions, (v) a good standing certificate of the Company issued by the Secretary of State of the State of Florida on August 16, 2011 and (vi) the Articles of Incorporation of the Company. It is noted that neither the Mortgage nor the form of the Bonds contains a provision specifying the law by which it is to be governed. For purposes of the opinion below, I have assumed that the Mortgage and the Bonds will be governed by the laws of the State of Florida exclusively.

For purposes of the opinions expressed below, I have assumed (i) the authenticity of all documents submitted to me as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company).

Florida Power Corporation

d/b/a Progress Energy Florida, Inc.

August 18, 2011

As to factual matters, I have relied upon representations included in the Mortgage, upon certificates of officers of the Company, and upon certificates of public officials.

Based upon the foregoing and such other information and documents as I have considered necessary for the purposes hereof, I am of the opinion that the Bonds are legal, valid and binding obligations of the Company enforceable in accordance with their terms and the terms of the Mortgage, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general principles of equity, whether considered in a proceeding at law or in equity.

I do not express an opinion on any laws other than those of the State of Florida. The opinion expressed in this letter speaks only as of its date, and nothing should be interpreted or construed to express or imply any opinion concerning the effect of any future events or actions.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statements with respect to my name under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving the foregoing consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose, without my prior written consent.

Very truly yours,

/s/ R. Alexander Glenn
R. Alexander Glenn
General Counsel